Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CeriBell, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share, issuable pursuant to the exercise of outstanding options granted under the CeriBell, Inc. 2014 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	4,126,916(3)	$4.18	$17,250,508.88	$0.0001531	$2,641.06
Equity	Common stock, $0.001 par value per share, issuable pursuant to the exercise of outstanding options granted under the CeriBell, Inc. 2024 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,557,029(3)	$12.08	$18,808,910.32	$0.0001531	$2,879.65
Equity	Common stock, $0.001 par value per share, issuable pursuant to restricted stock units outstanding under the CeriBell, Inc. 2024 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	19,843	$17.00	$337,331.00	$0.0001531	$51.65
Equity	Common stock, $0.001 par value per share, reserved for future issuance under the CeriBell, Inc. 2024 Incentive Award Plan	Rule 457(c) and Rule 457(h)	4,366,326(3)(4)	$17.00	$74,227,542.00	$0.0001531	$11,364.24

Equity	Common stock, $0.001 par value per share, reserved for future issuance under the CeriBell, Inc. 2024 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	451,689(5)	$17.00	$7,678,713.00	$0.0001531	$1,175.62
Total Offering Amounts					$118,303,005.20		$18,112.22
Total Fee Offsets(6)							$ —
Net Fee Due							$18,112.22

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Stock Incentive Plan, as amended (the “2014 Plan”), the 2024 Equity Incentive Plan (the “Equity Plan”), the 2024 Incentive Award Plan (the “2024 Plan”) and the 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the 2014 Plan and the Equity Plan are based upon the weighted-average exercise price of such outstanding options and (b) for outstanding restricted stock units under the Equity Plan and for shares reserved for future issuance under the 2024 Plan and the ESPP are based on the initial public offering price of the common stock offered pursuant to the Registration Statement on Form S-1 (File No. 333-281784) that was declared effective on October 10, 2024.

(3) Any shares subject to outstanding options originally granted under the Equity Plan or the 2014 Plan that terminate, expire or lapse for any reason without the delivery of shares to the holder thereof shall become available for issuance pursuant to awards granted under the 2024 Plan.

(4) The number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing through January 1, 2034, equal to the lesser of (a) five percent (5%) of the shares of Registrant’s common stock outstanding (on an as-converted basis) on the last day of the immediately preceding year or (b) such smaller number of shares of stock as determined by the Registrant’s board of directors or a committee thereof.

(5) The number of shares of reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing through January 1, 2034, equal to the lesser of (a) one percent (1%) of the shares of Registrant’s common stock outstanding (on an as-converted basis) on the last day of the immediately preceding year or (b) such number determined by the Registrant’s board of directors or a committee thereof.

(6) The Registrant does not have any fee offsets.